Exhibit 99.3

AngioSoma, Inc. is Pleased to Welcome Steven F. Penderghast
to its Board of Directors

Penderghast's Experience Medical Sciences Will Play a Key Role in the Growth of AngioSoma

RICHLAND, WA / ACCESSWIRE / April 21, 2021 / AngioSoma, Inc. (OTC PINK:SOAN) has added Steven F. Penderghast to its Board of Directors. Penderghast has experience working in medical sciences, as well as his leadership roles at major health care organizations, including Baxter Healthcare and CR Bard Inc., will bring additional resources and expertise to the AngioSoma team.

Headquartered in Richland, Washington, AngioSoma, Inc. is a fast-growing company focused on providing medical research, development and treatments for wellness and disease. With a mission to “help people begin their journeys to improved health,” AngioSoma brings high-quality supplement products and medical devices to the market.

“Steven Penderghast brings a wealth of expertise working with healthcare and biotech organizations to our team,” said James C. Katzaroff, President and CEO, AngioSoma, Inc. “As a company that is fully focused on wellness and the curing of disease, we understand how important it is to arm medical professionals with the tools they need to stop the progression of or eradicate challenging diseases, including Multiple Sclerosis. Steven’s experience working with major medical technology companies is a tremendous asset for us.”

Mr. Penderghast has spent the past three decades focused on clinical and product development, market development and commercialization of medical devices, capital equipment and biologics. His roles have included: clinical and regulatory affairs, product development, market development, sales management, national contracts, and corporate account management. Most recently, Steven served as Corporate Vice President, Health Systems & National Accounts with Becton Dickinson, Inc. He has marketed technologies in the areas of: Vascular and Oncology Drug Delivery, Tumor Ablation, Oncology Therapeutics, Cardiovascular Intervention, Imaging, urology, General Surgery, and Diagnostics. Penderghast is a graduate of Pepperdine University, California.

“I have personally known several people who have suffered unjustifiably from Multiple Sclerosis,” said Steven Penderghast. “It is a privilege to have the opportunity to engage my 32 years in Medical Sciences to help find a solution to improve the lives of patients. I know AngioSoma presents a tremendous opportunity to work with a drug that does just that.”

NOTICE REGARDING FORWARD LOOKING STATEMENTS

This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements that include the words believes, expects, anticipate or similar expressions. Such forward-looking statements involve known and unknown risks, and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone’s past success is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof.

About AngioSoma, Inc.

AngioSoma is a wellness company dedicated to bringing innovative, effective and high-quality supplement products and medical devices to the medical, wellness and adult-use markets through our marketing subsidiary, SomaCeuticals™.

Learn more at www.muscles4U.com and https://muscles4u.blogstop.com. Stay up to date at Twitter: @tweetmuscles4u, Instagram and Facebook.

Notice Regarding Forward Looking Statements

This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements that include the words “believes,” “expects,” “anticipate” or similar expressions. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof.

CONTACT:

Brooke Greenwald

Cornerstone Communications, LTD

brooke@cornerstonepr.net

240-360-0866